CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-295262 on Form S-6 of our report dated June 17, 2026, relating to the financial statement of FT 13008, comprising Sabrient Small Cap Growth Portfolio, Series 51, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 17, 2026